Exhibit 4.1

                                RIGHTS AGREEMENT

                                   dated as of

                                FEBRUARY 17, 1999

                                     between

                             THE ALPINE GROUP, INC.

                                       and

                    AMERICAN STOCK TRUST & TRANSFER COMPANY

                                 as Rights Agent











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                                RIGHTS AGREEMENT


     RIGHTS AGREEMENT, dated as of February 17, 1999 (the "Agreement"), between The Alpine Group, Inc., a Delaware corporation (the "Company"), and American Stock Transfer & Trust Company (the "Rights Agent").

     The Board of Directors of the Company has authorized and declared a dividend distribution of one preferred share purchase right (a "Right") for each Common Share (as hereinafter defined) outstanding as of the close of business on March 1, 1999 (the "Record Date"), and authorized and directed the issuance of one Right in respect of each such share of Common Shares of the Company that shall become outstanding between the Record Date and the earlier of the Distribution Date and the Expiration Date (as such terms are hereinafter defined); each Right representing the right to purchase one one-hundredth of a Preferred Share (as hereinafter defined), or such different amount and/or kind of securities as shall be hereinafter provided.

     Accordingly, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

     Section 1. Certain Definitions. For purposes of this Agreement, the following terms have the meanings indicated:

     (a) "Acquiring Person" shall mean any Person who or which, together with all Affiliates and Associates of such Person, shall be the Beneficial Owner of 15% or more of the then outstanding Common Shares (other than as a result of a Permitted Offer) or was such a Beneficial Owner at any time after the Close of Business on the date hereof, whether or not such Person continues to be the Beneficial Owner of 15% or more of the then outstanding Common Shares but shall not include (i) the Company, (ii) any Subsidiary of the Company, (iii) any Benefit Plan, (iv) any Grandfathered Stockholder or Permitted Transferee or (v) any Person or entity organized, appointed or established by the Company for or pursuant to the terms of any Benefit Plan.

     Notwithstanding the foregoing, no Person shall become an "Acquiring
Person":

          (i) as a result of the acquisition of Common Shares by the Company which, by reducing the number of Common Shares outstanding, increases the proportional number of shares beneficially owned by such Person together with all Affiliates and Associates of such Person; provided, however, that if (A) a Person (including, without limitation, any Grandfathered Stockholder) would be or become an Acquiring Person (but for the operation of this subparagraph (i)) as a result of the acquisition of Common Shares by the Company, and (B) after such share acquisition by the Company, such Person, or an Affiliate or Associate of such Person,




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becomes the Beneficial Owner of any additional Common Shares, then such Person shall be deemed an Acquiring Person; or

          (ii) if the Board of Directors determines in good faith that a Person who would otherwise be an "Acquiring Person" has become such inadvertently, and such Person (A) does not attempt to exercise any control over the business affairs or management of the Company, including by means of a proxy solicitation, and (B) divests as promptly as practicable a sufficient number of Common Shares so that such Person would no longer be an "Acquiring Person," then such Person shall not be deemed an "Acquiring Person" for any purposes of this Agreement.

     (b) "Adjustment Shares" shall have the meaning set forth in Section 11(a)(ii).

     (c) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations promulgated under the Exchange Act, as in effect on the date hereof.

     (d) (i) A Person shall be deemed the "Beneficial Owner" of, and shall be deemed to "Beneficially Own," any securities:

               (A) which such Person or any of such Person's Affiliates or Associates Beneficially Owns, directly or indirectly;

               (B) which such Person or any of such Person's Affiliates or Associates, directly or indirectly, has (1) the right to acquire (whether such right is exercisable immediately or only after the passage of time or the fulfillment of a condition or both) pursuant to any agreement, arrangement or understanding (whether or not in writing), or upon the exercise of conversion rights, exchange rights, rights (other than the Rights), warrants or options, or otherwise; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to Beneficially Own, securities tendered pursuant to a tender offer or exchange offer made pursuant to and in accordance with the applicable rules and regulations promulgated under the Exchange Act by or on behalf of such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange; or (2) the right to vote pursuant to any agreement, arrangement or understanding (whether or not in writing); provided, however, that a Person shall not be deemed the Beneficial Owner of, or to Beneficially Own, any security if the agreement, arrangement or understanding to vote such security (x) arises solely from a revocable proxy given in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations under the Exchange Act and (y) is not also then reportable on Schedule 13D under the Exchange Act (or any comparable or successor report); or

               (C) which are Beneficially Owned, directly or indirectly, by any other Person (or any Affiliate or Associate thereof) with which the Person whose beneficial ownership


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is being determined (or any of such Person's Affiliates or Associates) has any agreement, arrangement or understanding (whether or not in writing), other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities, for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy as described in the proviso to Section 1(d)(i)(B)) or disposing of any voting securities of the Company.

          (ii) Notwithstanding anything in this definition of Beneficial Ownership to the contrary, the phrase "then outstanding", when used with reference to a Person's Beneficial Ownership of securities of the Company, shall mean the number of such securities then issued and outstanding together with the number of such securities not then actually issued and outstanding which such Person would be deemed to own beneficially hereunder.

     (e) "Benefit Plan" shall mean any employee benefit plan of the Company or of any Subsidiaries of the Company.

     (f) "Board of Directors" shall mean the Board of Directors of the Company.

     (g) "Business Day" shall mean any day other than a Saturday, Sunday, Federal holiday or a day on which banking institutions in New York City are authorized or obligated by law or executive order to close.

     (h) "Close of Business" on any given date shall mean 5:00 P.M., New York City time, on such date; provided, however, that if such date is not a Business Day it shall mean 5:00 P.M., New York City time, on the next succeeding Business Day.

     (i) "Common Shares," when used with respect to the Company, shall mean the common stock, par value $.10 per share of the Company or, in the event of a subdivision, combination, or consolidation with respect to the Common Shares, the Common Shares resulting from such subdivision, combination or consolidation. "Common Shares," when used with reference to any Person other than the Company, shall mean the capital stock (or equity interests) with the greatest voting power of such other Person, or if such other Person is a Subsidiary of another Person, the Person or Persons that ultimately control such first-mentioned Person.

     (j) "Common Stock Equivalents" shall have the meaning set forth in Section 11(a) (iii).

     (k) "Current Market Price" shall have the meaning set forth in Section
11(d).

     (l) "Current Value" shall have the meaning set forth in Section 11(a)(iii).

     (m) "Distribution Date" shall have the meaning set forth in Section 3.



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     (n) "Equivalent Preferred Stock" shall have the meaning set forth in
Section 11(b).

     (o) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     (p) "Exchange Ratio" shall have the meaning set forth in Section 24(a).

     (q) "Expiration Date" shall mean the earlier of the Final Expiration Date or the Redemption Date.

     (r) "Final Expiration Date" shall mean February 17, 2009.

     (s) "Grandfathered Stockholder" shall mean (i) any Person who or which, alone or together with any Affiliates or Associates of such Person, at the Close of Business on the date hereof, shall be the Beneficial Owner of 15% or more of the Common Shares then outstanding; and (ii) any Permitted Transferee; provided, however, that any Grandfathered Stockholder shall cease to be a Grandfathered Stockholder at the time such Person, alone or together with any Affiliate or Associate of such Person, Beneficially Owns additional Common Shares (other than as a result of a stock dividend, stock split or reclassification) equal to more than 20% of the number of Common Shares (as adjusted to reflect any stock dividend, stock split or reclassification) Beneficially Owned by such Person, together with any Affiliates or Associates of such Person, at the Close of Business on the date hereof.

     (t) "Permitted Offer" shall mean a tender or exchange offer which is for all outstanding Common Shares at a price and on terms determined, prior to the purchase of shares under such tender or exchange offer, by resolution adopted by the Board of Directors to be adequate (taking into account all factors that such directors deem relevant) and otherwise in the best interests of the Company and its stockholders (other than the Person or any Affiliate or Associate thereof on whose behalf the offer is being made) taking into account all factors that such directors may deem relevant.

     (u) "Permitted Transfer" means any Transfer of Beneficial Ownership of some or all of the Common Shares Beneficially Owned by a Grandfathered Stockholder
(i) upon the death of the Grandfathered Stockholder, to his respective heirs, executors, administrators, testamentary trustees, legatees, beneficiaries or similar Persons; (ii) to the Grandfathered Stockholder's siblings or spouse (or to the siblings or spouse of any such siblings or spouse) or direct lineal descendants of any such Grandfathered Stockholder, siblings or spouse (any of the foregoing, a "Family Member") or to a trust, the beneficiaries of which, or to a corporation, partnership or other entity, the stockholders or limited or general partners or other equity holders of which, include only the Grandfathered Stockholder and the Grandfathered Stockholder's Family Members (a "Grandfathered Stockholder's Trust"), or a Transfer made by such a Grandfathered Stockholder's Trust to the Grandfathered Stockholder or any Family Member thereof; (iii) to any charitable entity established by a Grandfathered Stockholder or a Family


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Member thereof; or (iv) to any corporation or other entity controlled by the
Grandfathered Stockholder and/or Family Members thereof.

     (v) "Permitted Transferee" means any transferee of Common Shares pursuant to a Permitted Transfer.

     (s) "Person" shall mean any individual, firm, corporation, partnership, limited liability company, trust, association, joint venture, group (as such term is used in Rule 13d-5 under the Exchange Act) or other entity, and shall include any successor (by merger or otherwise) of such entity.

     (t) "Preferred Shares" shall mean shares of Series A Junior Participating Preferred Stock, par value $1.00 per share, of the Company, having the rights, preferences and limitations set forth in the form of Certificate of Designation attached to this Agreement as Exhibit A.

     (u) "Principal Party" shall have the meaning set forth in Section 12(b).

     (v) "Purchase Price" shall have the meaning set forth in Section 7(b).

     (w) "Right Certificates" shall have the meaning set forth in Section 3(a).

     (x) "Redemption Date" shall have the meaning set forth in Section 23.

     (y) "Redemption Price" shall have the meaning set forth in Section 23.

     (z) "Section 11(a)(ii) Event" shall mean any event described in Section 11(a)(ii).

     (aa) "Section 12(a) Event" shall mean any event described in clause (x),
(y) or (z) of Section 12(a).

     (bb) "Securities Act" means the Securities Act of 1933, as amended and as in effect on the date of this Agreement.

     (cc) "Spread" shall have the meaning set forth in Section 11(a)(iii).

     (dd) "Stock Acquisition Date" shall mean the earlier of the date of (i) the public announcement (which, for purposes of this definition, shall include, without limitation, a report filed pursuant to the Exchange Act) by the Company or an Acquiring Person that an Acquiring Person has become such and (ii) the public disclosure of facts by the Company or an Acquiring Person indicating that an Acquiring Person has become such.




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     (ee) "Subsidiary" of any Person shall mean any corporation or other entity of which a majority of the voting power of the voting equity securities or equity interests is owned, directly or indirectly, by such Person.

     (ff) "Substitution Period" shall have the meaning set forth in Section 11(a)(ii).

     (gg) "Summary of Rights" shall mean the Summary of Rights to Purchase Preferred Stock in substantially the form of Exhibit C.

     (hh) "Trading Day" shall have the meaning set forth in Section 11(d)(i).

     (ii) "Transfer" shall mean any sale, assignment, transfer or other disposition.

     (jj) "Triggering Event" shall mean any Section 11(a)(ii) Event or any
Section 12(a) Event.

     (kk) "Trading Day" shall have the meaning set forth in Section 12(a).

     Section 2. Appointment of Rights Agent. The Company hereby appoints the Rights Agent to act as agent for the Company in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such co-Rights Agents as it may deem necessary or desirable.

     Section 3. Issue of Right Certificates.

     (a) Until the earlier of (i) tenth day after the Stock Acquisition Date or
(ii) the Close of Business on the tenth Business Day, or such later date as may be determined by resolution of the Board of Directors, after the date of the commencement by any Person (other than the Company, any Subsidiary of the Company, or any entity holding Common Shares for or pursuant to the terms of any Benefit Plan) of, or the first public announcement of an intention of any Person (other than the Persons referred to in the preceding parenthetical) to make, a tender or exchange offer the consummation of which would result in any Person becoming an Acquiring Person (including, in the case of both (i) and (ii), any such date which is after the date of this Agreement and prior to the issuance of the Rights), the earlier of (i) and (ii) being herein referred to as the "Distribution Date"), (x) the Rights will be evidenced (subject to the provisions of Section 3(b) hereof) by the certificates for Common Shares registered in the names of the holders thereof (which certificates shall also be deemed to be Right Certificates) and not by separate Right Certificates, and (y) the right to receive Right Certificates will be transferable only simultaneously and together with the transfer of the underlying Common Shares, provided, however, that if a tender or exchange offer is terminated prior to the occurrence of a Distribution Date, then no Distribution Date shall occur as a result of such tender or exchange offer. Until the Distribution Date, the surrender for transfer of any certificate for Common Shares outstanding on the Record Date shall also constitute the transfer of the Rights associated with such Common


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Shares. As soon as is practicable after the Distribution Date, the Company will prepare and execute, the Rights Agent will countersign, and the Company will send or cause to be sent (and the Rights Agent will, if requested, send), by first-class, postage prepaid mail, to each record holder of Common Shares as of the Close of Business on the Distribution Date, at the address of such holder shown on the records of the Company, one or more right certificates, in substantially the form attached hereto as Exhibit B (the "Right Certificates"), evidencing one Right for each Common Share so held, subject to adjustment as provided herein. As of and after the Distribution Date, the Rights will be evidenced solely by such Right Certificates.

     (b) As promptly as practicable following the Record Date, the Company will send a copy of the Summary of Rights by first-class, postage-prepaid mail, to each record holder of Common Shares as of the Close of Business on the Record Date, at the address of such holder shown on the records of the Company. With respect to certificates for Common Shares outstanding as of the Record Date, until the Distribution Date, the Rights associated with the Common Shares represented by such certificates shall be evidenced by such certificates together with a copy of the Summary of Rights attached thereto. Until the Distribution Date (or the earlier of the Redemption Date or the Final Expiration
Date), the surrender for transfer of any certificate for Common Shares outstanding on the Record Date, with or without a copy of the Summary of Rights attached thereto, shall also constitute the transfer of the Rights associated with the Common Shares evidenced thereby.

     (c) Certificates for Common Shares which become outstanding (including, without limitation, reacquired Common Shares referred to in the last sentence of this Section 3(c)) after the Record Date but prior to the Expiration Date shall be deemed also to be certificates for Rights and shall bear the following legend:



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               This certificate also evidences and entitles the holder
          hereof to certain rights as set forth in a Rights Agreement between The Alpine Group, Inc. and American Stock Trust & Transfer Company, dated as of February 17, 1999, as the same may be amended from time to time (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of The Alpine Group, Inc. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. The Alpine
          Group, Inc. will mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request therefor. Under certain circumstances set forth in the Rights Agreement, Rights issued to, or held by, any Person who is, was or becomes an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement) and certain related Persons, whether currently held by or on behalf of such Person or by any subsequent holder, may become null and void.

     With respect to such certificates containing the foregoing legend, until the Distribution Date, the Rights associated with the Common Shares represented by such certificates shall be evidenced by such certificates alone and registered owners of Common Shares shall also be the registered holders of the associated Rights, and the surrender for transfer of any such certificate shall also constitute the transfer of the Rights associated with the Common Shares represented thereby. In the event that the Company purchases or acquires any Common Shares after the Record Date but prior to the Distribution Date, any Rights associated with such Common Shares shall be deemed canceled and retired so that the Company shall not be entitled to exercise any Rights associated with the Common Shares which are no longer outstanding.

     Section 4. Form of Right Certificates.

     (a) The Right Certificates (and the forms of election to purchase shares and of assignment to be printed on the reverse thereof ) shall be substantially in the form set forth as Exhibit B to this Agreement and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law, rule or regulation or with any rule or regulation of any stock exchange on which the Rights may from time to time be listed, or to conform to usage. Subject to the provisions of Section 11 and Section 22, the Right Certificates, whenever distributed, shall be dated as of the Record Date and shall entitle the holders thereof to purchase such number of one-hundredths of a Preferred Share as shall be set forth therein at the price per one one-hundredth of a Preferred Share set forth therein, but the amount and type of securities purchasable upon the exercise of each Right and the Purchase Price shall be subject to adjustment as provided herein.



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     (b) Any Right Certificate issued pursuant to Section 3(a) or Section 22 that represents Rights which are null and void pursuant to Section 11(a)(ii) of this Agreement and any Right Certificate issued pursuant to Section 6 or Section 11 upon transfer, exchange, replacement or adjustment of any other Right Certificate referred to in this sentence, shall contain (to the extent feasible) the following legend:

               The Rights represented by this Right Certificate are or were beneficially owned by a Person who was or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as such terms are defined in the Rights Agreement). Accordingly, this Right Certificate and the Rights represented hereby are null and void.

     The provisions of Section 11(a)(ii) of this Rights Agreement shall be operative whether or not the foregoing legend is contained on any such Right Certificate.

     Section 5. Countersignature and Registration. The Right Certificates shall be executed on behalf of the Company by its Chairman, President or any Vice President, either manually or by facsimile signature, and have affixed thereto the Company's seal or a facsimile thereof, and shall be attested by the Secretary or an Assistant Secretary of the Company, either manually or by facsimile signature. The Right Certificates shall be countersigned by the Rights Agent, either manually or by facsimile signature, and shall not be valid for any purpose unless so countersigned. In case any officer of the Company whose manual or facsimile signature is affixed to the Right Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Right Certificates may nevertheless be countersigned by the Rights Agent, issued and delivered with the same force and effect as though the person who signed such Right Certificates had not ceased to be such officer of the Company. Any Right Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Right Certificate, shall be a proper officer of the Company to sign such Right Certificate, although at the date of the execution of this Rights Agreement any such person was not such an officer.

     Following the Distribution Date, the Rights Agent will keep or cause to be kept, at its office or offices designated as the appropriate place for surrender of Right Certificates upon exercise or transfer, books for registration and transfer of the Right Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the right Certificates, the number of Rights evidenced on the face of each of the Right Certificates, the date of each of the Right Certificates and the Right Certificate number.

     Section 6. Transfer, Split Up, Combination and Exchange of Right Certificates; Mutilated, Destroyed, Lost or Stolen Right Certificates. Subject to the provisions of Section 14, at any time after the Close of Business on the Distribution Date, and prior to the Expiration Date, any Right Certificate or Right Certificates other than Right Certificates representing Rights that


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have become void pursuant to Section 11(a)(ii) or that have been exchanged pursuant to Section 24) may be transferred, split up, combined or exchanged for another Right Certificate or Right Certificates, entitling the registered holder to purchase a like number of one one-hundredths of a Preferred Share (or following a Triggering Event, Common Shares, other securities, cash or other assets, as the case may be) as the Right Certificate or Right Certificates surrendered then entitled such holder (or former holder in the case of a transfer) to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Right Certificate shall make such request in writing delivered to the Rights Agent, and shall surrender the Right Certificate or Right Certificates to be transferred, split up, combined or exchanged at the office of the Rights Agent designated for such purpose. Neither the Rights Agent nor the Company shall be obligated to take any action whatsoever with respect to the transfer of any such surrendered Right Certificates until the registered holder shall have completed and signed the certificate contained in the form of assignment on the reverse side of such Right Certificate and shall have provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company shall reasonably request. Thereupon the Rights Agent shall countersign and deliver to the Person entitled thereto a Right Certificate or Right Certificates, as the case may be, as so requested. The Company may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Right Certificates.

     Upon (i) receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them (a) of the loss, theft, destruction or mutilation of a Right Certificate and, (b) in case ofloss, theft or destruction, of indemnity or security reasonably satisfactory to them, (ii) at the request of the Company, reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and (iii) in case of mutilation of a Right Certificate, surrender to the Rights Agent and cancellation of such Right Certificate, the Company will issue and deliver a new Right Certificate of like tenor to the Rights Agent for delivery to the registered owner in lieu of the Right Certificate so lost, stolen, destroyed or mutilated.

     Section 7. Exercise of Rights; Purchase Price; Expiration Date of Rights.

     (a) Subject to Section 11(a)(ii) hereof, the registered holder of any Right Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein) in whole or in part at any time after the Distribution Date upon surrender of the Right Certificate, with the form of election to purchase and the certificate on the reverse side thereof duly executed to the Rights Agent at the office or offices of the Rights Agent designated for each purpose, together with payment of the aggregate Purchase Price for the total number of one one-hundredths of a Preferred Share (or other securities, as the case may be) as to which the surrendered Rights are exercised, at or prior to the earlier of the Close of Business on the Expiration Date and the time at which the right to exercise the Rights terminates under Section 24 hereof.

     (b) The purchase price for each one one-hundredth of a Preferred Share pursuant to the exercise of a Right shall initially be $75.00 (the "Purchase Price"), shall be subject to


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adjustment from time to time as provided in Section 11 and Section 12 and shall be payable in lawful money of the United States of America in accordance with
Section 7(c).

     (c) Upon receipt of a Right Certificate representing exercisable Rights, with the form of election to purchase and the certificate duly executed, accompanied by payment, with respect to each Right so exercised, of the Purchase Price per one one-hundredth of a Preferred Share (or other securities, cash or other assets, as the case may be) to be purchased as set forth below and an amount equal to any applicable tax or charge required to be paid by the holder of such Right Certificate in accordance with Section 9 of this Agreement, by certified check, cashier's check or money order payable to the order of the Company, the Rights Agent shall thereupon promptly (i)(A) requisition from any transfer agent of the Preferred Shares (or make available, if the Rights Agent is the transfer agent) certificates for the number of Preferred Shares to be purchased and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests, or, (B) if the Company in its sole discretion shall have elected to deposit the Preferred Shares issuable upon exercise of the Rights into a depository, requisition from the depositary agent depositary receipts representing such number of one one-hundredths of a Preferred Share as are to be purchased (in which case certificates for the Preferred Shares represented by such receipts shall be deposited by the transfer agent with the depositary agent) and the Company hereby directs the depositary agent to comply with such request, (ii) requisition from the Company, when appropriate, the amount of cash to be paid in lieu of issuance of fractional shares in accordance with Section 14, (iii) after receipt of such requisitioned certificates or depositary receipts, promptly cause the same to be delivered to or upon the order of the registered holder of such Right Certificate, registered in such name or names as may be designated by such holder, and (iv) when appropriate, after receipt of such cash, promptly deliver that cash to or upon the order of the registered holder of such Right Certificate. In the event that the Company is obligated to issue other securities (including Common Shares) of the Company, pay cash and/or distribute other property pursuant to Section 11(a) hereof, the Company will make all arrangements necessary so that such other securities, cash and/or other property are available for distribution by the Rights Agent, if and when appropriate.

     (d) In case the registered holder of any Right Certificate shall exercise fewer than all the Rights evidenced thereby, a new Right Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent to the registered holder of such Right Certificate or to his duly authorized assigns, subject to the provisions of Section 14, or the Rights Agent shall place an appropriate notation on the Right Certificate with respect to those Rights exercised.

     (e) Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder upon the occurrence of any purported exercise as set forth in this Section 7 unless such registered holder shall have (i) properly completed and signed the certificate contained in the form of election to purchase set forth on the reverse side of the Right Certificate surrendered for such exercise, and (ii) provided such additional evidence of the identity of the Beneficial Owner


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(or former Beneficial Owner) or Affiliates or Associates thereof as the Company shall reasonably request.

     Section 8. Cancellation and Destruction of Right Certificates. All Right Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or to any of its agents, be delivered to the Rights Agent for cancellation or in canceled form, or, if surrendered to the Rights Agent, shall be canceled by it, and no Right Certificates shall be issued in lieu thereof except as expressly permitted by this Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Right Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all canceled Right Certificates to the Company or shall, at the written request of the Company, destroy such canceled Right Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.

     Section 9. Reservation and Availability of Capital Stock.

     (a) The Company covenants and agrees that it will, to the extent reasonably practicable, cause to be reserved and kept available out of its authorized and unissued Preferred Shares, or any Preferred Shares held in its treasury, the number of Preferred Shares that will be sufficient to permit the exercise in full of all outstanding Rights in accordance with Section 7 hereof.

     (b) So long as the Preferred Shares (and, following the occurrence of a Triggering Event, Common Shares or other securities) issuable upon the exercise of Rights may be listed on any national securities exchange, the Company shall use its best efforts to cause, from and after such time as the Rights become exercisable, all shares reserved for such issuance to be listed on such exchange upon official notice of issuance upon such exercise.

     (c) The Company covenants and agrees that it will take all such action as may be necessary to insure that all one one-hundredths of a Preferred Share (and, following the occurrence of a Triggering Event, Common Shares or other securities) deliverable upon exercise of Rights shall, at the time of delivery of the certificates for such securities (subject to payment of the Purchase Price), be duly and validly authorized and issued and fully paid and nonassessable securities.

     (d) The Company further covenants and agrees that it will pay when due and payable any and all federal and state transfer taxes and charges which may be payable in respect of the issuance or delivery of the Right Certificates or of any one one-hundredths a Preferred Share (or Common Shares and/or other securities, as the case may be) upon the exercise of Rights. The Company shall not, however, be required to pay any tax or charge which may be payable in respect of any transfer or delivery of Right Certificates to a person other than, or the issuance or delivery of certificates or depositary receipts for a number of one one-hundredths of a Preferred

Share (or Common Shares and/or other securities, as the case may be) in a name other than that of, the registered holder of the Right Certificate evidencing Rights surrendered for exercise, or to issue or deliver any certificates for a number of one one-hundredth of a Preferred Share (or Common Shares and/or other securities, as the case may be) upon the exercise of any Rights until any such tax has been paid (any such tax being payable by the holder of such Right Certificate at the time of surrender) or until it has been established to the Company's satisfaction that no such tax is due.

     Section 10. Preferred Shares Record Date. Each person in whose name any certificate for a number of one one-hundredths of a Preferred Share is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the Preferred Shares represented thereby on, and such certificate shall be dated, the date upon which the Right Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and any applicable taxes or charges) was made; provided, however, that if the date of such surrender and payment is a date upon which the transfer books of the Company for the Preferred Shares are closed, such person shall be deemed to have become the record holder of such shares (fractional or otherwise) on, and such certificate shall be dated, the next succeeding Business Day on which the transfer books of the Company for the Preferred Shares are open. Prior to the exercise of the Rights evidenced thereby, the holder of a Right Certificate shall not be entitled to any rights of a stockholder of the Company with respect to shares for which the Rights shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

     Section 11. Adjustment of Purchase Price, Number of Shares or Number of Rights. The Purchase Price, the number and kind of shares, or fractions thereof, covered by each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

     (a) (i) If the Company shall at any time after the date of this Agreement
(A) declare a dividend on the Preferred Shares payable in Preferred Shares, (B) subdivide the outstanding Preferred Shares, (C) combine the outstanding Preferred Shares into a smaller number of shares, or (D) issue any of its capital stock in a reclassification of the Preferred Shares (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in this Section 11(a), the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and the number and kind of Preferred Shares or capital stock, as the case may be, issuable on such date, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive the aggregate number and kind of Preferred Shares or capital stock, as the case may be, which, if such Right had been exercised immediately prior to such date and at a time when the transfer books of the Company for the Preferred Shares were open, such holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or classification. If an event occurs which would require an adjustment under both Section 11(a)(i) and Section 11(a)(ii) hereof, the adjustment provided for in this Section 11(a)(i) shall be in addition to, and shall be made prior to, any adjustment required pursuant to Section 11(a)(ii); provided, however, that in no event shall the consideration to be paid upon the exercise of Rights be less than the aggregate par value of the capital stock of the Company issuable upon exercise of such Rights.

         (ii) If any Person, alone or together with his Affiliates and Associates, shall become an Acquiring Person, then proper provision shall be made so that each holder of a Right, except as provided below, shall thereafter have the right to receive, upon exercise thereof at the then-current Purchase Price in accordance with the terms of this Agreement, in lieu of the number of one one-hundredths of a Preferred Share for which such Right was otherwise then exercisable, such number of Common Shares as shall equal the result obtained by
(x) multiplying the then-current Purchase Price by the number of one one-hundredth of a Preferred Share for which a Right was then exercisable immediately prior to the first occurrence of such Section 11(a)(ii) Event, and
(y) dividing that product by 50% of the Current Market Price per Common Share (determined pursuant to Section 11(d) hereof) on the date of such first occurrence (such number of shares being hereinafter referred to as the "Adjustment Shares").

         Notwithstanding anything in this Agreement to the contrary, from and after the first occurrence of a Section 11(a)(ii) Event, any Rights Beneficially Owned by (i) an Acquiring Person, or an Associate or Affiliate of an Acquiring Person, (ii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee after the Acquiring Person becomes such, or
(iii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person to holders of equity interests in such Acquiring Person or to any Person with whom the Acquiring Person has any continuing agreement, arrangement or understanding regarding the transferred Rights or (B) a transfer which the Board of Directors of the Company has determined is part of a plan, arrangement or understanding which has as a primary purpose or effect the avoidance of this Section 11(a)(ii), shall become null and void without any further action and no holder of such Rights shall have any rights whatsoever with respect to such Rights, whether under any provision of this Agreement or otherwise. No Right Certificate shall be issued pursuant to Section 3 that represents Rights beneficially owned by an Acquiring Person whose Rights would be void pursuant to the preceding sentence or any Associate or Affiliate thereof; no Right Certificate shall be issued at any time upon the transfer of any Rights to an Acquiring Person whose Rights would be void pursuant to the preceding sentence or any Associate or Affiliate thereof or to any nominee of such Acquiring Person, Associate or Affiliate; and any Right Certificate delivered to the Rights Agent for transfer to an Acquiring Person whose Rights would be void pursuant to the preceding sentence or any Associate or Affiliate thereof shall be canceled. The Company shall use all reasonable efforts to insure that the provisions of this Section 11(a)(ii) and Section 4(b) are complied with, but shall have no liability to any holder of Right Certificates or other Person as a result of its failure to make any determinations with respect to an Acquiring Person or any of their respective Affiliates, Associates or transferees hereunder.

         (iii) If the number of Common Shares which are authorized by the Company's Certificate of Incorporation, as amended, and not outstanding or reserved for issuance for purposes other than upon exercise of the Rights, is not sufficient to permit the exercise in full of the Rights in accordance with
Section 11(a)(ii), or should the Board of Directors so elect, the Company shall:
(A) determine the excess of (1) the value of the Adjustment Shares issuable upon the exercise of a Right (the "Current Value") over (2) the Purchase Price attributable to a Right (such excess, the "Spread") and (B) with respect to each Right, make adequate provision to substitute for the Adjustment Shares, upon payment of the applicable Purchase Price, (1) cash, (2) a reduction in the Purchase Price, (3) other equity securities of the Company (including, without limitation, Preferred Shares, or units of Preferred Shares, which the Board of Directors has determined to have the same value as Common Shares (such Preferred Shares, "Common Stock Equivalents"), (4) debt securities of the Company, (5) other assets, or (6) any combination of the foregoing having an aggregate value equal to the Current Value, where such aggregate value has been determined by action of the Board of Directors; provided, however, that if the Company shall not have made adequate provision to deliver value pursuant to clause (B) above within thirty (30) days following the first occurrence of a Section 11(a)(ii) Event, then the Company shall be obligated to deliver, upon the surrender for exercise of a Right Certificate and without requiring payment of the Purchase Price, Common Shares (to the extent available) and, if necessary, cash, securities and/or assets that in the aggregate are equal to the Spread. If the Board of Directors shall determine in good faith that it is likely that sufficient additional Common Shares could be authorized for issuance upon exercise in full of the Rights, the thirty (30) day period set forth above may be extended to the extent necessary, but not more than one hundred twenty (120) days after the first occurrence of a Section 11(a)(ii) Event, in order that the Company may seek stockholder approval for the authorization of such additional shares (such period as it may be extended, the "Substitution Period"). To the extent that the Company determines as provided above that some action is to be taken pursuant to this Section 11(a)(iii), the Company (x) shall provide, subject to Section 11(a)(ii), that such action shall apply uniformly to all outstanding Rights, and (y) may suspend the exercisability of the Rights until the expiration of the Substitution Period in order to seek any authorization of additional shares and/or to decide the appropriate form of distribution to be made pursuant to the first sentence of this Section 11(a)(iii) and to determine the value thereof. In the event of any such suspension, the Company shall deliver notice to the Rights Agent and issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as deliver notice to the Rights Agent and issue a public announcement at such time as the suspension is no longer in effect. For purposes of this Section 11(a)(iii), the value of the Common Shares shall be the Current Market Price per Common Share (as determined pursuant to Section 11(d)(i)) on the date of the first occurrence of the event described in Section 11(a)(ii) and the value of any Common Stock Equivalents shall be deemed to have the same value as the Common Shares on such date.

     (b) If the Company shall fix a record date for the issuance of rights, options or warrants to all holders of Preferred Shares entitling them for a period expiring within 45 calendar days after such record date to subscribe for or purchase Preferred Shares (or shares having the same rights, privileges or preferences as Preferred Shares ("Equivalent Preferred Stock") or securities convertible into Preferred Shares or Equivalent Preferred Stock) at a price per Preferred Share or per share of Equivalent Preferred Stock (or having a conversion or exercise price per share, if a security convertible into or exercisable for Preferred Shares or Equivalent Preferred Stock) less than the Current Market Price per Preferred Share (as determined pursuant to Section 11(d)(ii)) on such record date, the Purchase Price in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of Preferred Shares outstanding on such record date plus the number of Preferred Shares which the aggregate offering price of the total number of Preferred Shares and/or Equivalent Preferred Stock so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such Current Market Price, and the denominator of which shall be the number of Preferred Shares outstanding on such record date, plus the number of additional Preferred Shares and/or Equivalent Preferred Stock to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible); provided, however, that in no event shall the consideration to be paid upon the exercise of Rights be less than the aggregate par value of the capital stock of the Company issuable upon exercise of such Rights. In case such subscription price may be paid in a consideration, part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors, whose determination shall be described in a statement filed with the Rights Agent and shall be binding upon the Rights Agent. Preferred Shares owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed; and if such rights or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

     (c) If the Company shall fix a record date for the making of a distribution to all holders of Preferred Shares (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing or surviving corporation) of evidences of indebtedness, cash or other assets (other than a regular quarterly cash dividend or a dividend payable in Preferred Shares, but including any dividend payable on stock other than Preferred Shares) or convertible securities, subscription rights or warrants (excluding those referred to in Section 11(b)), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the Current Market Price per Preferred Share (as determined pursuant to Section 11(d)(ii) hereof) on such record date less the fair market value (as determined in good faith by the Board of Directors, whose determination shall be described in a statement filed with the Rights Agent and shall be binding upon the Rights Agent), of the portion of such evidences of indebtedness, cash or other assets or convertible securities, subscription rights or warrants applicable to one Preferred Share, and the denominator of which shall be such

Current Market Price per Preferred Share; provided, however, that in no event shall the consideration to be paid upon the exercise of Rights be less than the aggregate par value of the capital stock of the Company issuable upon exercise of such Rights. Such adjustment shall be made successively whenever such a record date is fixed; and if such distribution is not so made, the Purchase Price shall again be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

     (d) (i) For the purpose of any computation hereunder, the Current Market Price per Common Share on any date shall be deemed to be the average of the daily closing prices per Common Share for the 30 consecutive Trading Days immediately prior to such date; provided, however, that if the Current Market Price per Common Share is determined during a period following the announcement by the issuer of such Common Shares (x) a dividend or distribution on such Common Shares payable in Common Shares or securities convertible into such Common Shares or (y) any subdivision, combination or reclassification of such Common Shares and prior to the expiration of 30 Trading Days after the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, then, and in each such case, the Current Market Price per Common Share shall be appropriately adjusted to reflect the Current Market Price per share equivalent of such Common Shares. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Common Shares are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Common Shares is listed or admitted to trading or, if the Common Shares are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the Nasdaq Stock Market ("Nasdaq") or such other system then in use, or, if on any such date the Common Shares are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Shares selected by the Board of Directors. If on any such date no market maker is making a market in the Common Shares, the fair value of such shares on such date, as determined in good faith by the Board of Directors, shall be used. The term "Trading Day" shall mean a day on which the principal national securities exchange on which the Common Shares are listed or admitted to trading is open for the transaction of business or, if the Common Shares are not listed or admitted to trading on any national securities exchange, a Business Day. If the Common Shares are not publicly held or not so listed or traded, the Current Market Price per share shall mean the fair value per share as determined in good faith by the Board of Directors, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes.

          (ii) For the purpose of any computation hereunder, the Current Market Price per Preferred Share shall be determined in the same manner as set forth for the Common Shares in Section 11(d)(i) (other than the last sentence thereof). If the Current Market Price per Preferred Share cannot be determined in the manner provided above or if the Preferred Share is not publicly held or listed or traded in a manner described in Section 11(d)(i), the Current Market Price per Preferred Share shall be conclusively deemed to be an amount equal to 100 (as such number may be appropriately adjusted for such events as stock splits, stock dividends and recapitalizations with respect to the Common Shares occurring after the date of this Agreement) multiplied by the Current Market Price per Common Share. If neither the Common Shares nor the Preferred Shares are publicly held or so listed or traded, the Current Market Price per Preferred Share shall mean the fair value per share as determined in good faith by the Board of Directors, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes.

     (e) Anything herein to the contrary notwithstanding (except the last sentence of this Section 11(e)), no adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least 1% in such price; provided, however, that any adjustments which by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this
Section 11 shall be made to the nearest cent or to the nearest ten-thousandth of a Common Share or other security or one-millionth of a Preferred Share, as the case may be. Notwithstanding the first sentence of this Section 11(e), any adjustment required by this Section 11 shall be made no later than the earlier of (i) three years from the date of the transaction which mandates such adjustment or (ii) the Expiration Date.

     (f) If, as a result of an adjustment made pursuant to Section 11(a)(ii) or
Section 12(a) hereof, the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock other than Preferred Shares, thereafter the Purchase Price and the number of such other shares so receivable upon exercise of any Right and the number of Rights outstanding shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Preferred Shares contained in
Section 11(a), (b) and (c) and the provisions of Sections 7, 9, 10, 12 and 14 with respect to the Preferred Shares shall apply on like terms to any such other shares.

     (g) All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of one one-hundredths of a Preferred Share purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

     (h) Unless the Company shall have exercised its election as provided in
Section 11(i), upon each adjustment of the Purchase Price as a result of the calculations made in Sections 11(b) and (c), each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of one one-hundredths of a Preferred Share (calculated to the nearest one-millionth) obtained by (i) multiplying (x) the number of one one-hundredths of a share covered by a Right immediately prior to such adjustment to the Purchase Price by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price and
(ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

     (i) The Company may elect, on or after the date of any adjustment of the Purchase Price, to adjust the number of Rights, in substitution for any adjustment in the number of Preferred Shares purchasable upon the exercise of a Right. Each of the Rights outstanding after such adjustment of the number of Rights shall be exercisable for the number of one one-hundredths of Preferred Share for which such Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest one ten-thousandth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Company shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter but, if the Right Certificates have been issued, shall be at least 10 days later than the date of the public announcement. If Right Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i) the Company shall, as promptly as practicable, cause to be distributed to holders of record of Right Certificates on such record date Right Certificates evidencing, subject to
Section 14 hereof, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Right Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Right Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Right Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein (and may bear, at the option of the Company, the adjusted Purchase Price) and shall be registered in the names of the holders of record of Right Certificates on the record date specified in the public announcement.

     (j) Notwithstanding any adjustment or change in the Purchase Price or the number of Preferred Shares, or fraction thereof, issuable upon the exercise of the Rights, the Right Certificates theretofore and thereafter issued may continue to express the Purchase Price and the number of one one-hundredths of a share which were expressed in the initial Right Certificates issued hereunder.

     (k) Before taking any action that would cause an adjustment reducing the Purchase Price below one one-hundredth of the then par value, if any, of a Preferred Share issuable upon exercise of the Rights, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable such number of one one-hundredths of a Preferred Share at such adjusted Purchase Price.

     (l) In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuance to the holder of any Right exercised after such record date of the Preferred Shares and any other capital stock or securities of the Company, if any, issuable upon such exercise, over and above the Preferred Shares and other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares (fractional or otherwise) or securities upon the occurrence of the event requiring such adjustment.

     (m) Anything in this Section 11 to the contrary notwithstanding, the Board of Directors shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that it in its sole discretion shall determine to be advisable in order that any (i) consolidation or subdivision of the Preferred Shares, (ii) issuance wholly for cash of any Preferred Shares at less than the current market price, (iii) issuance wholly for cash of Preferred Shares or securities which by their terms are convertible into or exchangeable for Preferred Shares, (iv) stock dividends or (v) issuance of rights, options or warrants referred to in this Section 11, hereafter made by the Company to the holders of its Preferred Shares shall not be taxable to such stockholders.

     (n) The Company covenants and agrees that it shall not at any time after the Distribution Date (i) consolidate with any other Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(o)),
(ii) merge with or into any other Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(o)), or (iii) sell or transfer (or permit any Subsidiary to sell or transfer), in one or more transactions, assets or earning power aggregating more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole), to any other Person or Persons (other than the Company and/or any of its Subsidiaries) in one or more transactions each of which complies with Section 11(o)), if at the time of or immediately after such consolidation, merger or sale there are any charter or by-law provisions, securities outstanding (including but not limited to rights, warrants or other instruments), agreements in effect or other actions taken which would substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights or prior to, simultaneously with or immediately after such consolidation, merger or sale, the stockholders of the Person who constitutes, or would constitute, the Principal Party (as hereinafter defined) shall have received a distribution of Rights previously owned by such Person or any of its Affiliates and Associates. The Company shall not consummate any such consolidation, merger, sale or transfer unless prior thereto the Corporation and such other Person shall have executed and delivered to the Rights Agent a supplemental agreement evidencing compliance with this Section 11(n).

     (o) The Company covenants and agrees that, after the earlier of the Distribution Date or the time any Person becomes an Acquiring Person, it will not, except as permitted by

Section 23 or Section 27 hereof, take (or permit any Subsidiary to take) any action if at the time such action is taken it is reasonably foreseeable that such action will diminish substantially or otherwise eliminate the benefits intended to be afforded by the Rights.

     (p) If, after the date of this Agreement and prior to the Distribution Date, the Company shall (i) declare or pay any dividend on the Common Shares payable in Common Shares or (ii) effect a subdivision, combination or consolidation of the Common Shares (by reclassification or otherwise than by payment of dividends in Common Shares) into a greater or lesser number of Common Shares, then in any such case (x) the number of one one-hundredths of a Preferred Share purchasable after such event upon exercise of each Right shall be determined by multiplying the number of one one-hundredths of a Preferred Share so purchasable immediately before such event by a fraction, the numerator of which is the number of Common Shares outstanding immediately before such event and the denominator of which is the number of Common Shares outstanding immediately after such event, and (y) each Common Share outstanding immediately after such event shall have issued with respect to it that number of Rights which each Common Share outstanding immediately prior to such event had issued with respect to it. The adjustments provided for in this Section 11(p) shall be made successively whenever such a dividend is declared or paid or such a subdivision, combination or consolidation is effected.

     (q) The exercise of Rights under Section 11(a)(ii) shall only result in the loss of rights under Section 11(a)(ii) to the extent so exercised and shall not otherwise affect the rights represented by the Rights under this Rights Agreement, including the rights represented by Section 12.

     Section 12. Consolidation, Merger or Sale or Transfer of Assets or Earning Power.

     (a) If, on or following the Stock Acquisition Date, directly or indirectly,
(x) the Company shall consolidate with, or merge with and into, any other Person, and the Company shall not be the continuing or surviving corporation of such consolidation or merger, (y) any Person shall consolidate with the Company or merge with and into the Company, and the Company shall be the continuing or surviving corporation of such consolidation or merger, other than, in the case of any transaction described in (x) or (y), a merger or consolidation which results in all of the securities generally entitled to vote in the election of directors ("Voting Securities") of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into securities of the continuing or surviving entity) all of the Voting Securities of the Company or such continuing or surviving entity outstanding immediately after such merger or consolidation and the holders of such securities not having changed as a result of such merger or consolidation), or (z) the Company shall sell or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer), in one transaction or series of related transactions, assets or earning power aggregating 50% or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person or Persons (other than the Company or any Subsidiary of the Company in one or more transactions each of which complies with Section 11(o) hereof), then, and in each such case, proper provision shall be made so that (i) each holder of a Right, except as provided in Section 11(a)(ii) hereof, shall thereafter have the right to receive, upon the exercise thereof at the then-current Purchase Price in accordance with the terms of this Agreement, such number of shares of validly authorized and issued, fully paid and non-assessable Common Shares of the Principal Party, not subject to any liens, encumbrances, rights of call or first refusal or other adverse claims, as shall be equal to the result obtained by (A) multiplying the then-current Purchase Price by the number of one one-hundredths of a Preferred Share for which a Right was then exercisable immediately prior to the first occurrence of such Section 12(a) Event (or, if a Section 11(a)(ii) Event had occurred prior to such Section 12(a) Event, multiplying the number of such one one-hundredth of a Preferred Share for which a Right was exercisable immediately prior to the first occurrence of such
Section 11(a)(ii) Event by the Purchase Price in effect immediately prior to such first occurrence), and dividing that product by (B) 50% of the Current Market Price per Common Share of such Principal Party (determined pursuant to
Section 11(d)(i) on the date of consummation of such Section 12(a) Event); (ii) the Principal Party shall thereafter be liable for, and shall assume, by virtue of such consolidation, merger, sale or transfer, all the obligations and duties of the Company pursuant to this Agreement; (iii) the term "Company" shall thereafter be deemed to refer to such Principal Party, it being specifically intended that the provisions of Section 11 hereof shall apply to such Principal Party following the first occurrence of a Section 12(a) Event; and (iv) such Principal Party shall take such steps (including, but not limited to, the reservation of a sufficient number of Common Shares in accordance with Section 9 hereof) in connection with such consummation as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to Common Shares thereafter deliverable upon the exercise of the Right.

     (b) "Principal Party" shall mean

          (i) in the case of any transaction described in (x) or (y) of the first sentence of Section 12(a), the Person that is the issuer of any securities into which the Common Shares of the Company are converted in such merger or consolidation, and if no securities are so issued, the Person that is the other party to such merger or consolidation (including, if applicable, the Company if it is the surviving corporation); and

          (ii) in the case of any transaction described in (z) of the first sentence of Section 12(a), the Person that is the party receiving the greatest portion of the assets or earning power transferred pursuant to such transaction or transactions; provided, however, that in any such case, (x) if the Common Shares of such Person is not at such time and has not been continuously over the preceding 12-month period registered under Section 12 of the Exchange Act, and such Person is a direct or indirect Subsidiary of another Person, the Common Shares of which is and has been so registered, "Principal Party" shall refer to such other Person; (y) in case such Person is a Subsidiary, directly or indirectly, of more than one Person, the Common Shares of all of which are and have been so registered, "Principal Party" shall refer to whichever of such Persons is the issuer of the Common Shares having the greatest market value of shares held by the public; and (z) in case such Person is owned, directly or indirectly, by a joint venture formed by two or more Persons that are not owned, directly or indirectly, by the same Person, the rules set forth in (x) and (y) above shall apply to each of the chains of ownership having an interest in such joint venture as if such party were a "Subsidiary" of both or all of such joint venturers and the Principal Parties in each such chain shall bear the obligation set forth in this Section 12 in the same ratio as their direct or indirect interests in such Person bear the total of such interests.

     (c) The Company shall not consummate any such consolidation, merger, sale or transfer unless the Principal Party shall have a sufficient number of its authorized Common Shares which have not been issued or reserved for issuance to permit the exercise in full of the Rights in accordance with this Section 12 and unless prior thereto the Company and such Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement providing for the terms set forth in Sections 12(a) and (b) and confirming that all rights of first refusal or preemptive rights in respect of the issuance of Common Shares of such Principal Party upon exercise of outstanding Rights have been waived and that such transactions shall not result in a default by such Principal Party under the Rights Agreement, and further providing that, as soon as practicable after the date of any consolidation, merger or sale or transfer of assets or earning power referred to in Section 12(a) hereof, such Principal Party will:

          (i) prepare and file a registration statement on an appropriate form under the Securities Act with respect to the Rights and the securities purchasable upon exercise of the Rights; use its best efforts to cause such registration statement to become effective as soon as practicable after such filing; and use its best efforts to cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Securities Act) until the date of expiration of the Rights, and similarly comply with applicable state securities laws;

          (ii) use its best efforts to list (or continue the listing of) the Rights and the securities purchasable upon exercise of the Rights on a national securities exchange or to meet the eligibility requirements for quotation on the Nasdaq National Market;

          (iii) use its best efforts to qualify or register the rights and the securities purchasable upon exercise of the Rights under the blue sky laws of such jurisdictions as may be necessary or appropriate; and

          (iv) deliver to holders of the Rights historical financial statements for the Principal Party and each of its Affiliates which comply in all respects with the requirements for registration on Form 10 (or any successor form) under the Exchange Act.

The provisions of this Section 12 shall similarly apply to successive mergers or consolidations or sales or other transfers. The rights under this Section 12 shall be in addition to the rights to exercise Rights and adjustments under
Section 11(a)(ii) and shall survive any exercise thereof.

     (d) Notwithstanding anything in this Agreement to the contrary, this
Section 12 shall not be applicable to a transaction described in subparagraph
(x) or (y) of Section 12(a) if: (i) such transaction is consummated with a Person or Persons which acquired Common Shares pursuant to a Permitted Offer (or a wholly owned Subsidiary of any such Person or Persons); (ii) the price per Common Share offered in such transaction is not less than the price per Common Share paid to all holders of Common Shares whose shares were purchased pursuant to such Permitted Offer; and (iii) the form of consideration offered in such transaction is the same as the form of consideration paid pursuant to such Permitted Offer. Upon consummation of any such transaction contemplated by this
Section 12(d), all Rights hereunder shall expire.

     Section 13. Certificate of Adjusted Purchase Price or Number of Shares. Whenever an adjustment is made as provided in Section 11 or Section 12, the Company shall (a) promptly prepare a certificate setting forth such adjustment and a brief statement of the facts relating to such adjustment, (b) promptly file with the Rights Agent, and with each transfer agent for the Common Shares and Preferred Shares, a copy of such certificate and (c) mail a brief summary thereof to each holder of a Right Certificate (or if prior to the Distribution Date, to each holder of a certificate representing Common Shares in accordance with Section 25 of this Agreement). Notwithstanding the foregoing sentence, the failure of the Company to make such certificates or give such notice shall not affect the validity or the force or effect of the requirement for such adjustment, and, prior to the earlier to occur of the Distribution Date and the Stock Acquisition Date, the Company may, in its discretion, satisfy the obligation set forth in clause (c) above by including such summary in its next regular report to stockholders. The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment therein contained. Any adjustment to be made pursuant to Section 11 or 12 shall be effective as of the date of the event giving rise to such adjustment.

     Section 14. Fractional Rights and Fractional Shares.

     (a) The Company shall not be required to issue fractions of Rights or to distribute Right Certificates which evidence fractional Rights. In lieu of such fractional Rights, at the election of the Company, there shall be paid to the registered holders of the Right Certificates with regard to which such fractions of Rights would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole Right. For the purposes of this
Section 14(a), the current market value of a whole Right shall be the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable. The closing price for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Rights are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Rights are listed or admitted to trading or, if the Rights are not listed or admitted to trading on any national securities exchange, the last quoted price, or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by Nasdaq or such other system then in use or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker (selected by the Board of Directors) making a market in the Rights. If on any such date no such market maker is making a market in the Rights, the fair value of the Rights on such date, as determined in good faith by the Board of Directors, shall be used, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes.

     (b) The Company shall not be required to issue fractions of Preferred Shares (other than fractions which are integral multiples of one one-hundredth of a Preferred Share) upon exercise of the Rights, or to distribute certificates which evidence fractional Preferred Shares (other than fractions which are integral multiples of one one-hundredth of a Preferred Share). Fractions of Preferred Shares in integral multiples of one one-hundredth of a Preferred Share may, at the election of the Company, be evidenced by depositary receipts, pursuant to an appropriate agreement between the Company and a depositary selected by it, provided that such agreement shall provide that the holders of such depositary receipts shall have all the rights, privileges and preferences to which they are entitled as Beneficial Owners of the Preferred Shares. With respect to fractional Preferred Shares that are not integral multiples of one one-hundredth of a Preferred Share, if the Company does not issue fractional shares of depositary receipts in lieu thereof, the Company shall pay to the registered holders of Right Certificates at the time such Right Certificates are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one one-hundredth of a Preferred Share. For purposes of this Section 14(b), the current market value of one one-hundredth of a Preferred Share shall be one one-hundredth of the closing price of Preferred Shares (as determined pursuant to Section 11(d)(ii)) for the Trading Day immediately prior to the date of such exercise.

     (c) The Company shall not be required to issue fractions of Common Shares upon exercise of the Rights pursuant to Section 11(a)(ii) or 12(a) or to distribute certificates which evidence fractional Common Shares. In lieu of fractional Common Shares, the Company may pay to the registered holders of Right Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the Current Market Value of one one-hundredth of a Common Share. For the purposes of this Section 14(c), the current market value of one Common Share shall be the closing price of a Common Share (as determined pursuant to Section 11(d)(i)) for the Trading Day immediately prior to the date of such exercise.

     (d) The holder of a Right, by the acceptance of such Right, expressly waives his right to receive any fractional Rights or any fractional shares upon exercise of a Right except as permitted by this Section 14.

     Section 15. Rights of Action. All rights of action in respect of this Agreement, excepting the rights of action given to the Rights Agent under
Section 18, are vested in the respective registered holders of the Right Certificates (and, prior to the Distribution Date, the registered holders of Common Shares); and any registered holder of any Right Certificate (or, prior to the Distribution Date, any registered holder of Common Shares), without the consent of the Rights Agent or of the holder of any other Right Certificate (or, prior to the Distribution Date, of Common Shares), may, in his own behalf and for his own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, his right to exercise the Rights evidenced by such Right Certificate in the manner provided in such Right Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and shall be entitled to specific performance of the obligations hereunder, and injunctive relief against actual or threatened violations of the obligations of any Person subject to this Agreement.

     Section 16. Agreement of Right Holders. Every holder of a Right, by accepting such Right, consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

     (a) prior to the Distribution Date, the Rights shall be evidenced by the certificates for Common Shares registered in the name of the holders of such shares (which certificates for Common Shares shall also constitute certificates for Rights) and each Right will be transferable only in connection with the transfer of Common Shares;

     (b) after the Distribution Date, the Right Certificates are transferable only on the registry books of the Rights Agent if surrendered at the office or offices of the Rights Agent designated for such purpose, duly endorsed or accompanied by a proper instrument of transfer and with the appropriate form and certificates fully executed;

     (c) subject to Sections 6, 7(e) and 11(a)(ii) hereof, the Company and the Rights Agent may deem and treat the person in whose name the Right Certificate (or, prior to the Distribution Date, the associated certificate for Common Shares) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Right Certificate or the associated certificate for Common Shares made by anyone other than the Company or the Rights Agent) for all purposes whatsoever; and

     (d) notwithstanding anything in this Agreement to the contrary, neither the Company nor the Rights Agent shall have any liability to any holder of a Right or other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, that prohibits or otherwise restrains the performance of such obligation; provided, however, the Company must use its best efforts to have any such order, decree or ruling lifted or otherwise overturned as soon as possible.

     Section 17. Right Holder and Right Certificate Holder Not Deemed a Stockholder. No holder, as such, of any Right or Right Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of Preferred Shares or any other securities of the Company which may at any time be issuable upon the exercise of the Rights represented thereby, nor shall anything contained herein or in any Right Certificate be construed to confer upon the holder of any Right or Right Certificate, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in Section 25), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Right Certificate shall have been exercised in accordance with the provisions hereof.

     Section 18. Concerning the Rights Agent. (a) The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability or expense incurred without negligence, bad faith or willful misconduct on the part of the Rights Agent for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending against any claim of liability in the premises.

     (b) The Rights Agent shall be protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with its administration of this Agreement in reliance upon any Right Certificate or certificate for Preferred Shares or Common Shares or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper Person or Persons or otherwise upon the advice of counsel as set forth in Section 20.

     Section 19. Merger or Consolidation or Change of Name of Rights Agent.

     (a) Any Person into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any Person succeeding to all or substantially all of the corporate trust or stock transfer business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of
Section 21. In case at the time such successor

Rights Agent shall succeed to the agency created by this Agreement, any of the Right Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the counter signature of the predecessor Rights Agent and deliver such Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, any successor Rights Agent may countersign such Right Certificate either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

     (b) In case at any time the name of the Rights Agent shall be changed and at such time any of the Right Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the counter signature under its prior name and deliver Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, the Rights Agent may countersign such Right Certificates either in its prior name or in its changed name; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

     Section 20. Duties of Rights Agent. The Rights Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Right Certificates, by their acceptance thereof, shall be bound:

     (a) The Rights Agent may consult with legal counsel (which may be legal counsel for the Company), and the opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

     (b) Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter (including, without limitation, the identity of any Acquiring Person and the determination of Current Market Price) be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proven and established by a certificate signed or reasonably believed by the Rights Agent to be signed by any one of the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Treasurer or the Secretary of the Company and delivered to the Rights Agent; and such certificate shall be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

     (c) The Rights Agent shall be liable hereunder only for its own negligence, bad faith or willful misconduct.

     (d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Right Certificate (except its countersignature thereof) or be required to verify the same, and all such statements and recitals are and shall be deemed to have been made by the Company only.

     (e) The Rights Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Right Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Right Certificate; nor shall it be responsible for any change in the exercisability of the Rights or any adjustment required under the provisions of Section 11 or 12 or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustments (except with respect to the exercise of Rights evidenced by Right Certificates after receipt of the certificate described in Section 12); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Common Shares or Preferred Shares to be issued pursuant to this Agreement or any Right Certificate or as to whether any shares of Common Shares or Preferred Shares will, when issued, be validly authorized and issued, fully paid and nonassessable.

     (f) The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

     (g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Secretary or the Treasurer of the Company, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions of any such officer or for any delay in acting while waiting for those instructions.

     (h) The Rights Agent and any stockholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not the Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other legal entity.

     (i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys, or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys, or agents, or for any loss to the Company resulting from any such act, default, neglect or misconduct, provided reasonable care was exercised in the selection and continued employment thereof.

     (j) No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if it believes in good faith that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

     (k) If, with respect to any Right Certificate surrendered to the Rights Agent for exercise or transfer, the certificate attached to the form of assignment or form of election to purchase, as the case may be, has not been completed, the Rights Agent shall not take any further action with respect to such requested exercise of transfer without first consulting with the Company.

     Section 21. Change of Rights Agent. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon 30 days' notice in writing mailed to the Company and to each transfer agent of the Common Shares or Preferred Shares by registered or certified mail, and, subsequent to the Distribution Date, to the holders of the Right Certificates by first-class mail. The Company may remove the Rights Agent or any successor Rights Agent upon 30 days notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Shares or Preferred Shares by registered or certified mail, and, subsequent to the Distribution Date, to the holders of the Right Certificates by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of 30 days after such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Right Certificate (who shall, with such notice, submit his Right Certificate for inspection by the Company), then the registered holder of any Right Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be a corporation organized and doing business under the laws of the United States or one of the States thereof, in good standing, which is authorized under such laws to exercise corporate trust or stock transfer powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent, a combined capital and surplus of at least $50 million. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Shares or Preferred Shares, and, subsequent to the Distribution Date, mail a notice thereof in writing to the registered holders of the Right Certificates. Failure to give any notice provided for in this

Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

     Section 22. Issuance of New Right Certificates. Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Right Certificates evidencing Rights in such form as may be approved by resolution of its Board of Directors to reflect any adjustment or change in the Purchase Price and the number or kind of class of shares of stock or other securities or property purchasable under the Right Certificates made in accordance with the provisions of this Agreement.

     Section 23. Redemption.

     (a) At any time prior to the earlier of (i) the time that any Person becomes an Acquiring Person or (ii) the Final Expiration Date, the Board of Directors may, at its option, redeem all, but not less than all, the then outstanding Rights at a redemption price of $.01 per Right, as such amount may be appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (the "Redemption Price"). The Company may, at its option, pay the Redemption Price either in Common Shares (based on the Current Market Price per Common Share at the time of redemption, as determined pursuant to Section 11(d)(i)) or cash; provided, however, that if the Company elects to pay the Redemption Price in Common Shares, the Company shall not be required to issue any fractional Common Shares and the number of Common Shares issuable to each holder of Rights shall be rounded down to the next whole share. The redemption of the Rights by the Board of Directors may be made effective at such time, on such basis and with such conditions as the Board of Directors in its sole discretion may establish.

     (b) Immediately upon the time of the effectiveness of the redemption of the Rights pursuant to Section 23(a) or such earlier time as may be determined by the Board of Directors in the action ordering such redemption (although not earlier than the time of such action) (such time, the "Redemption Date") and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price for each Right so held. Promptly after the action of the Company ordering the redemption of the Rights, the Company shall give notice of such redemption to the Rights Agent and the holders of the then outstanding Rights in the manner set forth in Section 26, provided, however, that the failure to give, or any defect in, any such notice shall not affect the validity of such redemption. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made. Neither the Company nor any of its Affiliates or Associates may redeem, acquire or purchase for value any Rights at any time in any manner other than that specifically set forth in this Section 23 and other than in connection with the purchase of shares of Common Shares prior to the Distribution Date.

     Section 24. Exchange.

     (a) Subject to Section 24 (c) and 24(d), the Board of Directors may, at any time after the time that any Person becomes an Acquiring Person, exchange all or part of the then outstanding and exercisable Rights (which shall not include Rights that have become void pursuant to the provisions of Section 11(a)(ii)) for Common Shares at an exchange ratio of one Common Share per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (the "Exchange Ratio"). Notwithstanding the foregoing, the Board of Directors shall not be empowered to effect such exchange at any time after any Person (other than the Company, any Subsidiary of the Company, any Benefit Plan, any entity holding Common Shares for or pursuant to the terms of any Benefit Plan, or any trustee, administrator or fiduciary of any Benefit Plan), together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of 50% or more of the Common Shares then outstanding.

     (b) Immediately upon the action of the Board of Directors of the Company ordering the exchange of any Rights in accordance with this Section 24 and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive that number of Common Shares equal to the number of such Rights held by such holder multiplied by the Exchange Ratio. The Company shall promptly give public notice of any such exchange; provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange. The Company promptly shall mail a notice of any such exchange to all of the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange of Common Shares for Rights will be effected and, in the event of any partial exchange, the number of Rights which will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights which have become void pursuant to the provisions of Section 11(a)(ii)) held by each holder of Rights.

     (c) If the number of Common Shares which are authorized by the Company's Certificate of Incorporation, as amended , and not outstanding or reserved for issuance for purposes other than upon exercise of the Right, is not sufficient to permit any exchange of Rights as contemplated in accordance with this Section 24, the (i) Company shall take all such action as may be necessary to authorize additional Common Shares for issuance upon exchange of the Rights, or (ii) the Board of Directors may determine to exchange Common Shares for then outstanding and exercisable Rights at such exchange ratio of less than one Common Share per Right, appropriately adjusted as set forth in Section 24(a), so that all (and not less than all) of the Common Shares issued but not outstanding or authorized but unissued (and not reserved for issuance other than upon exercise of the Rights) are issued in the exchange contemplated by this Section 24.

     (d) In any exchange pursuant to this Section 24, the Company, at its option, may substitute Preferred Shares or Common Stock Equivalents for Common Shares exchangeable for Rights, at the initial rate of one one-hundredth of a Preferred Share (or an appropriate number of Common Stock Equivalents) for each Common Share, as appropriately adjusted to reflect adjustments in dividend, liquidation and voting rights of Preferred Shares pursuant to the terms thereof, so that of the fraction of a Preferred Share delivered in lieu of each Common Share shall have essentially the same voting rights as one Common Share.

     Section 25. Notice of Certain Events.

     (a) In case the Company proposes, at any time after the Distribution Date,
(i) to declare or pay any dividend payable in stock of any class to the holders of Preferred Shares or to make any other distribution to the holders of Preferred Shares (other than a regular quarterly cash dividend out of earnings on retained earnings of the Company) or (ii) to offer to the holders of Preferred Shares options, rights or warrants to subscribe for or to purchase any additional Preferred Shares or shares of stock of any class or any other securities, rights or options, or (iii) to effect any reclassification of Preferred Shares (other than a reclassification involving only the subdivision of outstanding Preferred Shares), or (iv) to effect any consolidation or merger with or into any other Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(o)), or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one transaction or a series of related transactions, of more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person or Persons (other than the Company and/or any of its Subsidiaries in one or more transactions each of which complies with
Section 11(o)), or (v) to effect the liquidation, dissolution or winding up of the Company, then, in each such case, the Company shall give to each holder of a Right Certificate, in accordance with Section 26, a notice of such proposed action to the extent feasible and file a certificate with the Rights Agent to that effect, which shall specify the record date for the purposes of such stock dividend, or distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of record of the Preferred Shares, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least 20 days prior to the record date for determining holders of the shares of Preferred Shares for purposes of such action, and in the case of any such other action, at least 20 days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the Preferred Shares, whichever shall be the earlier. The failure to give notice required by this Section 25 or any defect therein shall not affect the legality or validity of the action taken by the Company or the vote upon any such action.

     (b) Notwithstanding anything in this Agreement to the contrary, prior to the Distribution Date, a filing by the Company with the Securities and Exchange Commission shall constitute sufficient notice to the holders of the securities of the Company, including the Rights, for purposes of this Agreement and no other notice need be given to such holders.

     (c) In case any Section 11(a)(ii) Event shall occur, then, in any such case, (i) the Company shall as soon as practicable thereafter give to each holder of a Right Certificate, in accordance with Section 26 hereof, notice of the occurrence of such event, which notice shall specify the event and the consequences thereof to holders of Rights under Section 11(a)(ii) hereof, and
(ii) all references in Section 25(a) to Preferred Shares shall be deemed thereafter to refer to Common Shares and/or, if appropriate, other securities.

     Section 26. Notices. Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Right Certificate to or on the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

               The Alpine Group, Inc.
               1790 Broadway
               New York, New York 10019-1412
               Attention: Secretary

     Subject to the provisions of Section 21, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Right Certificate to or on the Rights Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:

               American Stock Transfer & Trust Company
               40 Wall Street, 46th Floor
               New York, New York 10005
               Attention: Corporate Trust Department

     Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Right Certificate shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.

     Section 27. Supplements and Amendments. The Company may from time to time, and the Rights Agent shall, if the Company so directs, supplement or amend this Agreement without the approval of any holders of Right Certificates in order to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any other provision herein, or to make any change to or delete any provision hereof or to adopt any other provisions with respect to the Rights which the Company may deem necessary or desirable; provided, however, that from and after such time as any Person becomes an Acquiring Person, this Agreement shall not be amended or supplemented in any manner which would adversely affect the interests of the holders of Rights (other than an Acquiring Person and its Affiliates and Associates). Any supplement or amendment authorized by this Section 27 will be evidenced by a writing signed by the Company and the Rights Agent. Notwithstanding anything in this Agreement to the contrary, no supplement or amendment that changes the rights and duties of the Rights Agent under this Agreement will be effective against the Rights Agent without the execution of such supplement or amendment by the Rights Agent.

     Section 28. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

     Section 29. Determinations and Actions by the Board of Directors. The Board of Directors of the Company shall have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board of Directors or to the Company, or as may be necessary or advisable in the administration of this Agreement, including, without limitation, the right and power to (i) interpret the provisions of this Agreement and (ii) make all determinations deemed necessary or advisable for the administration of this Agreement (including, without limitation, a determination to redeem or not redeem the Rights or to amend the Agreement) and whether any proposed amendment adversely affects the interests of the holders of Right Certificates. All such actions, calculations, interpretations and determinations (including, for purpose of clause (y) below, all omissions with respect to the foregoing) which are done or made by the Board of Directors in good faith, (x) shall be final, conclusive and binding on the Company, the Rights Agent, the holders of the Right Certificates and all other parties, and (y) shall not subject the Board to any liability to the holders of the Right Certificates.

     Section 30. Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any person or corporation other than the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, registered holders of the Common Shares) any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, registered holders of the Common Shares).

     Section 31. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

         Section 32. Governing Law. This Agreement, each Right and each Right Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts to be made and performed entirely within the State of Delaware.

     Section 33. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

     Section 34. Descriptive Headings. Descriptive headings of the several Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.



                   [Remainder of Page is Intentionally Blank]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, all as of the date first written above.


Attest:                                 THE ALPINE GROUP, INC.


By:                                     By:
     /s/ Stewart H. Wahrsager                /s/ Bragi F. Schut
     Name: Stewart H. Wahrsager              Name: Bragi F. Schut
     Title: Secretary                        Title: Executive Vice President



Attest:                                 AMERICAN STOCK TRANSFER & TRUST COMPANY


By:                                     By:
    /s/ Susan Silber                         /s/ Herbert J. Lemmer
     Name:Susan Silber                       Name:Herbert J. Lemmer
     Title:Assistant Secretary               Title:Vice President

                                    Exhibit B
                                    ---------

                           [Form of Right Certificate]

Certificate No. R-                                                   Rights
                  -----                                        ------

NOT EXERCISABLE AFTER THE EARLIER OF FEBRUARY 17, 2009 AND THE DATE ON WHICH THE RIGHTS EVIDENCED HEREBY ARE REDEEMED OR EXCHANGED BY THE COMPANY AS SET FORTH IN THE RIGHTS AGREEMENT. AS SET FORTH IN THE RIGHTS AGREEMENT, RIGHTS ISSUED TO, OR HELD BY, ANY PERSON WHO IS, WAS OR BECOMES AN ACQUIRING PERSON OR AN AFFILIATE OR ASSOCIATE THEREOF (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT), WHETHER CURRENTLY HELD BY OR ON BEHALF OF SUCH PERSON OR BY ANY SUBSEQUENT HOLDER, MAY BE NULL AND VOID. [THE RIGHTS REPRESENTED BY THIS RIGHT CERTIFICATE ARE OR WERE BENEFICIALLY OWNED BY A PERSON WHO WAS OR BECAME AN ACQUIRING PERSON OR AN AFFILIATE OR AN ASSOCIATE OF AN ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT). THIS RIGHT CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY MAY BE OR MAY BECOME NULL AND VOID IN THE CIRCUMSTANCES SPECIFIED IN SECTION 11(a)(ii) OF THE RIGHTS AGREEMENT.]1


                                RIGHT CERTIFICATE
                             THE ALPINE GROUP, INC.

     This certifies that , or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement, dated as of February 17, 1999 (the "Rights Agreement"), between The Alpine Group, Inc., a Delaware corporation (the "Company"), and American Stock Transfer & Trust Company (the "Rights Agent"), to purchase from the Company at any time after the Distribution Date (as defined in the Rights Agreement) and prior to the Expiration Date, one one-hundredth of a fully paid, nonassessable share of the Series A Junior Participating Preferred Stock, par value $1.00 per share (the "Preferred Stock"), of the Company at a purchase price of $_____ per one one-hundredth of a share of Preferred Stock (the "Purchase Price") upon presentation and surrender of this Right Certificate with the Form of Election to Purchase and related Certificate duly executed.

     Terms used herein and not otherwise defined herein have the meanings assigned to them in the Rights Agreement.


--------

1 If applicable, insert this portion of the legend and delete the preceding sentence.

     The number of Rights evidenced by this Right Certificate (and the number and kind of shares issuable upon exercise of each Right) set forth above and the Purchase Price set forth above, are as of __________, 1999, and may have been, or in the future may be, adjusted as a result of the occurrence of certain events, as more fully set forth in the Rights Agreement.

     Upon the occurrence of a Section 11(a)(ii) Event (as set forth in the Rights Agreement), if the Rights evidenced by this Right Certificate are beneficially owned by (i) an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined in the Rights Agreement),
(ii) a transferee of any such Acquiring Person, Associate or Affiliate, or (iii) under certain circumstances specified in the Rights Agreement, a transferee of a person who, concurrent with or after such transfer, became an Acquiring Person or an Affiliate or Associate of an Acquiring Person, such Rights shall become null and void and no holder thereof shall have any right with respect to such Rights from and after the occurrence of such Section 11(a)(ii) Event.

     This Right Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Right Certificates, which limitations of Rights include the temporary suspension of the exercisability of such Rights under the specific circumstances set forth in the Rights Agreement.

     Upon surrender at the principal office or offices of the Rights Agent designated for such purpose and subject to the terms and conditions set forth in the Rights Agreement, any Right Certificate or Certificates may be transferred or exchanged for another Right Certificate or Certificates evidencing a like number of Rights as the Right Certificate or Certificates surrendered.

     Subject to the provisions of the Rights Agreement, the Board of Directors of the Company may, at its option,


         (a) at any time prior to the earlier of (i) the time that any Person becomes an Acquiring Person or (ii) the Final Expiration Date, redeem all but not less than all the then outstanding Rights at a redemption price of $.01 per Right (subject to adjustment); or

         (b) at any time after the time that any Person becomes an Acquiring Person (but before such Person, together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of 50% or more of the Common Shares then outstanding), exchange all or part of the then outstanding Rights (other than Rights held by the Acquiring Person and certain related Persons) for Common Shares at an exchange ratio of one Common Share per Right (subject to adjustment).

     No fractional shares of Preferred Stock will be issued upon the exercise of any Right or Rights evidenced hereby (other than fractions which are integral multiples of one-hundredth of a share of Preferred Stock, which may, at the election of the Company, be evidenced by depositary receipts); but in lieu thereof, a cash payment will be made, as provided in the Rights Agreement.

     No holder of this Right Certificate as such shall be entitled to vote or receive dividends or be deemed for any purpose the holder of Preferred Stock or of any other securities of the Company which may at any time be issuable upon the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Rights evidenced by this Right Certificate have been exercised as provided in the Rights Agreement.

     This Right Certificate shall not be valid or obligatory for any purpose until it has been countersigned by the Rights Agent.

     WITNESS the facsimile signature of the proper officers of the Company and its corporate seal.

Dated as of

Attest:                                  THE ALPINE GROUP, INC.


By:                                      By:
   ------------------------------           ----------------------------------

Countersigned:

AMERICAN STOCK TRANSFER & TRUST COMPANY
as Rights Agent


By:
   ------------------------------
Authorized Signature

                    Form of Reverse Side of Right Certificate

                               FORM OF ASSIGNMENT
                               ------------------
                   (To be executed by the registered holder if
             such holder desires to transfer the Right Certificate.)

     FOR VALUE RECEIVED -------------------- hereby sells, assigns and transfers unto ------------------------------ this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint --------------------------, Attorney, to transfer the within Right Certificate on the books of the within-named Company, with full power of substitution.


Dated:
      -------------------


                                   -----------------------------------------
                                   (Signature)

Signature Guaranteed:

     Signatures must be guaranteed by an eligible guarantor institution (a bank, stockbroker, savings and loan institution or credit union with membership in an approved signature guarantee medallion program) pursuant to Rule 17Ad-15 of the Securities Exchange Act of 1934.

     The undersigned hereby certifies that the Rights evidenced by this Right Certificate are not beneficially owned by an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement).


                                    -----------------------------------------
                                    (Signature)

                          FORM OF ELECTION TO PURCHASE
                          ----------------------------

(To be executed if holder desires to exercise Rights represented by the Right Certificate.)

To:  THE ALPINE GROUP, INC.

     The undersigned hereby irrevocably elects to exercise -------------------- Rights represented by this Right Certificate to purchase the one one-hundredth of a share of Preferred Stock (or such other number or kind of securities of the Company or of any other person which may be issuable upon the exercise of such Rights) and requests that certificates for such shares be issued in the name of:

Please insert social security or other identifying number


                         (Please print name and address)



If the number of Rights being exercised hereunder are not all the Rights evidenced by this Right Certificate, a new Right Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:

Please insert social security or other identifying number


                         (Please print name and address)




Dated:                                    Signature:
      ---------------

Signature Guaranteed:

     Signatures must be guaranteed by an eligible guarantor institution (a bank, stockbroker, savings and loan institution or credit union with membership in an approved signature guarantee medallion program) pursuant to Rule 17Ad-15 of the Securities Exchange Act of 1934.

     The undersigned hereby certifies that the Rights evidenced by this Right Certificate are not beneficially owned by an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement).


                                        -------------------------------------
                                                      Signature

--------------------------------------------------------------------------------


                                     NOTICE
                                     ------

     The signature in the foregoing Forms of Assignment and Election must conform to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

     In the event the certification set forth above in the Form of Assignment or the Form of Election to Purchase, as the case may be, is not completed, the Company and the Rights Agent will deem the beneficial owner of the Rights evidenced by this Right Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement) and such Assignment or Election to Purchase will not be honored.

                                    Exhibit C
                                    ---------

                  SUMMARY OF RIGHTS TO PURCHASE PREFERRED STOCK

     On February 17, 1999, the Board of Directors of The Alpine Group, Inc. (the "Company") declared a dividend distribution of one preferred stock purchase right (a "Right") for each outstanding share of Common Stock, $.10 par value, of the Company (the "Common Shares"), payable to the stockholders of record on March 1, 1999 (the "Record Date"). The Board of Directors also authorized and directed the issuance of one Right with respect to each Common Share issued thereafter until the Distribution Date (as defined below) (or the earlier redemption or expiration of the Rights).

     Except as set forth below, each Right, when it becomes exercisable, entitles the registered holder to purchase one one-hundredth of a share of Series A Junior Participating Preferred Stock, $1.00 par value (the "Preferred Shares"), at a price of $75.00, subject to adjustment (the "Purchase Price"). The description and terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement") between the Company and the American Stock Transfer & Trust Company, as Rights Agent (the "Rights Agent"), dated as of February 17, 1999.

     Initially, the Rights will be attached to all certificates representing Common Shares then outstanding, and no separate Right Certificates will be distributed. The Rights will separate from the Common Shares upon the earliest to occur of (i) the tenth day after a person or entity (a "Person") or group of affiliated or associated Persons (a "Group") having acquired beneficial ownership of 15% or more of the outstanding Common Shares (except pursuant to a Permitted Offer, as hereinafter defined); or (ii) 10 business days (or such later date as the Board of Directors may determine) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in a Person or Group becoming an Acquiring Person (as hereinafter defined) (the earliest of such dates being called the "Distribution Date"). A Person or Group whose acquisition of Common Shares causes a Distribution Date pursuant to clause (i) above is an "Acquiring Person." The date that a Person or Group becomes an Acquiring Person is the "Stock Acquisition Date."

     Notwithstanding the foregoing, stockholders who currently own in excess of 15% of the outstanding Common Shares and their affiliates, associates and permitted transferees will not be deemed to be Acquiring Persons and their ownership will not cause a Distribution Date unless they acquire additional Common Shares equal to more than 20% of the number of Common Shares owned by them on the date of the Rights Agreement.

     In addition, a Person who acquires Common Shares pursuant to a tender or exchange offer which is for all outstanding Common Shares at a price and on terms which the Board of Directors determines (prior to acquisition) to be adequate and in the best interests of the Company and its stockholders (other than such Person, its affiliates and associates) (a "Permitted

Offer") will not be deemed to be an Acquiring Person and such Person's ownership will not constitute a Distribution Date.

     The Preferred Shares purchasable upon exercise of the Rights will have a minimum preferential quarterly dividend of $1.00 per share, but will be entitled to receive, in the aggregate, a dividend of 100 times the dividend declared on the Common Shares. In the event of liquidation, the holders of the Preferred Shares will be entitled to receive a minimum liquidation payment of $100 per share, but will be entitled to receive an aggregate liquidation payment equal to 100 times the payment made per Common Share. Each Preferred Share will have 100 votes, voting together with the Common Shares. In the event of any merger, consolidation or other transaction in which Common Shares are exchanged, each Preferred Share will be entitled to receive 100 times the amount and type of consideration received per Common Share. The rights of the Preferred Shares as to dividends and liquidation, and in the event of mergers and consolidation, are protected by customary anti-dilution provisions.

     The Rights Agreement provides that, until the Distribution Date, the Rights will be transferred with and only with the Common Shares. Until the Distribution Date (or earlier redemption or expiration of the Rights), new Common Share certificates issued after the Record Date upon the transfer or new issuance of Common Shares will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any certificates for Common Shares outstanding as of the Record Date, even without such notation or a copy of this Summary of Rights being attached thereto, will also constitute the transfer of the Rights associated with the Common Shares represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Right Certificates") will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date (and to each initial record holder of certain Common Shares issued after the Distribution Date), and such separate Right Certificates alone will evidence the Rights.

     The Rights are not exercisable until the Distribution Date, and will expire at the close of business on February 17, 2009, unless earlier redeemed by the Company as described below.

     In the event that any person becomes an Acquiring Person, each holder of Rights (other than Rights that have become null and void as described below) will thereafter have the right (the "Flip-In Right") to receive, upon exercise of such Rights, the number of Common Shares (or, in certain circumstances, other securities of the Company) having a value (immediately prior to such triggering event) equal to two times the aggregate exercise price of such Rights. For example, if a Person became an Acquiring person at a time when the current per share market price of the Company's Common Shares is $20 and the Purchase Price was $100, each holder of a Right (other than a Right which has become null and void as described herein) would have the right to receive ten Common Shares upon exercise of the Right and payment of the Purchase Price of $100. Following the occurrence of the event described above, all Rights that are or (under certain circumstances specified in the Rights Agreement) were beneficially owned by any Acquiring Person or any affiliate or associate thereof or certain transferees thereof will be null and void.

     The Board, at its option, may at any time after any Person becomes an Acquiring Person exchange all or part of the then issued and outstanding Rights (other than those that have become null and void as described above) for Common Shares at an exchange ratio of one Common Share per Right in lieu of the Flip-In Right, provided no Person is the beneficial owner of 50% or more of the Common Shares at the time of such exchange.

     In the event that, at any time following the Stock Acquisition Date, (i) the Company is acquired in a merger or other business combination transaction in which the holders of all of the outstanding Common Shares immediately prior to the consummation of the transaction are not the holders of all of the surviving corporation's voting power, or (ii) more than 50% of the Company's assets or earning power is sold or transferred, then each holder of Rights (except Rights which previously have been voided as set forth above) shall thereafter have the right (the "Flip-Over Right") to receive, upon exercise of such Rights, common shares of the acquiring company (or in certain circumstances, its parent) having a value equal to two times the aggregate exercise price of the Rights. The Flip-Over Right shall not apply to any transaction described in clause (i) if such transaction is with a Person or Persons (or a wholly owned subsidiary of any such Person or Persons) that acquired Common Shares pursuant to a Permitted Offer and the price and form of consideration offered in such transaction is the same as that paid to all holders of Common Shares whose shares were purchased pursuant to the Permitted Offer. The holder of a Right will continue to have the Flip-Over Right whether or not such holder exercises or surrenders the Flip- In Right.

     The Purchase Price payable, and the number of Common Shares or other securities issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Common Shares, (ii) upon the grant to holders of the Common Shares of certain rights or warrants to subscribe for or purchase Common Shares at a price, or securities convertible into Common Shares with a conversion price, less than the then current market price of the Common Shares, or (iii) upon the distribution to holders of the Common Shares of evidences of indebtedness or assets (excluding regular quarterly cash dividends) or of subscription rights or warrants (other than those referred to above).

     With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional Common Shares will be issued and, in lieu thereof, an adjustment in cash will be made based on the market price of the Common Shares on the last trading day prior to the date of exercise.

     At any time prior to the earlier to occur of (i) a person becoming an Acquiring Person or (ii) the expiration of the Rights, the Company may redeem the Rights in whole, but not in part, at a price of $.01 per Right (the "Redemption Price"), which redemption shall be effective at such time, on such basis and with such conditions as the Board of Directors may establish in its sole discretion. The Company may, at its option, pay the Redemption Price in Common Shares.

     All of the provisions of the Rights Agreement may be amended by the Board of Directors prior to the Distribution Date. After the Distribution Date, the provisions of the Rights Agreement may be amended by the Board of Directors in order to cure any ambiguity, defect or inconsistency, to make changes which do not adversely affect the interests of holders of Rights (excluding the interests of any Acquiring Person), or, subject to certain limitations, to shorten or lengthen any time period under the Rights Agreement.

     Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends. While the distribution of the Rights will not be taxable to stockholders of the Company, stockholders may, depending upon the circumstances, recognize taxable income should the Rights become exercisable or upon the occurrence of certain events thereafter.

     A copy of the Rights Agreement has been filed with the Securities and Exchange Commission as an Exhibit to a Registration Statement on Form 8-A. A copy of the Rights Agreement is available free of charge from the Company. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is incorporated herein by reference.

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                                      INDEX

Section 1.  Certain Definitions...............................................1

Section 2.  Appointment of Rights Agent.......................................6

Section 3.  Issue of Right Certificates.......................................6

Section 4.  Form of Right Certificates........................................8

Section 5.  Countersignature and Registration.................................9

Section 6.  Transfer, Split Up, Combination and Exchange of Right
            Certificates; Mutilated, Destroyed, Lost or Stolen
            Right Certificates................................................9

Section 7.  Exercise of Rights; Purchase Price; Expiration Date
            of Rights........................................................10

Section 8.  Cancellation and Destruction of Right Certificates...............12

Section 9.  Reservation and Availability of Capital Stock....................12

Section 10. Preferred Shares Record Date.....................................13

Section 11. Adjustment of Purchase Price, Number of Shares or
            Number of Rights.................................................13

Section 12. Consolidation, Merger or Sale or Transfer of Assets
            or Earning Power.................................................21

Section 13. Certificate of Adjusted Purchase Price or Number
            of Shares........................................................24

Section 14. Fractional Rights and Fractional Shares..........................24

Section 15. Rights of Action.................................................25

Section 16. Agreement of Right Holders.......................................26

Section 17. Right Holder and Right Certificate Holder Not Deemed
            a Stockholder....................................................27

Section 18. Concerning the Rights Agent......................................27

Section 19. Merger or Consolidation or Change of Name of
            Rights Agent.....................................................27

Section 20. Duties of Rights Agent...........................................28



                                       (i)

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Section 21. Change of Rights Agent...........................................30

Section 22. Issuance of New Right Certificates...............................31

Section 23. Redemption.......................................................31

Section 24. Exchange.........................................................32

Section 25. Notice of Certain Events.........................................33

Section 26. Notices..........................................................34

Section 27. Supplements and Amendments.......................................34

Section 28. Successors.......................................................35

Section 29. Determinations and Actions by the Board of Directors.............35

Section 30. Benefits of this Agreement. .....................................35

Section 31. Severability.....................................................35

Section 32. Governing Law....................................................35

Section 33. Counterparts.....................................................36

Section 34. Descriptive Headings.............................................36

Exhibit A   Form of Certificate of Designation of Series A

            Junior Participating Preferred Stock............................A-1

Exhibit B   Form of Right Certificate.......................................B-1

Exhibit C   Summary of Rights to Purchase Preferred Shares..................C-1



                                      (ii)

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